EXHIBIT 23.A




                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement on Form S-3 (File No. 33-51216) of our report dated February 7, 1994 on our audits of the consolidated financial statements of TriCon Capital Corporation-Predecessor Business, which report is included in this Annual Report on Form 10-K and includes an explanatory paragraph for certain accounting changes.


                                     /s/      COOPERS & LYBRAND
                                     ----------------------------------

New York, New York
March 9, 1994